UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 20, 2026

Talen Energy Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-37388	47-1197305
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
2929 Allen Pkwy, Suite 2200
Houston, TX 77019
(Address of principal executive offices) (Zip Code)
(888) 211-6011
(Registrant’s telephone number, including area code)
Not applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	TLN	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry into a Material Definitive Agreement.
On May 20, 2026, Talen Energy Supply, LLC (the “Borrower”), a direct subsidiary of Talen Energy Corporation (the “Company”), amended its credit agreement (as amended, the “Amended Credit Agreement”). Capitalized terms used but not defined herein have the meaning provided in the Amended Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Report”). The Amended Credit Agreement: (i) reprices the Borrower’s existing $846 million senior secured term loan B facility due May 2030 (the “Initial Term B Facility”) and extends the maturity thereof from May 2030 to November 2032, (ii) reprices the Borrower’s existing $839 million senior secured term loan B facility due December 2031 (the “2024-1 Incremental Term B Facility”) and (iii) reprices the Borrower’s existing $900 million senior secured revolving credit facility (the “Revolving Credit Facility”).

The Initial Term B Facility and the 2024-1 Incremental Term B Facility will bear interest at a rate per annum equal to either (1) a fluctuating rate equal to the highest of (A) the Federal Funds Effective Rate on such day, plus 0.50%, (B) The Wall Street Journal “U.S. Prime Rate,” and (C) the one-month Adjusted Term SOFR Rate, plus 1%, plus, in each case, the Applicable ABR Margin, which was reduced pursuant to the repricing referenced above to 0.75%; or (2) the Adjusted Term SOFR Rate for the interest period, plus the Applicable Term SOFR Margin, which was reduced pursuant to the repricing referenced above to 1.75%.

The Revolving Credit Facility will bear interest at a rate per annum equal to either (1) a fluctuating rate equal to the highest of (A) the Federal Funds Effective Rate on such day, plus 0.50%, (B) The Wall Street Journal “U.S. Prime Rate,” and (C) the one-month Adjusted Term SOFR Rate, plus 1%, plus, in each case, the Applicable ABR Margin, which was reduced pursuant to the repricing referenced above to 0.50%; or (2) the Adjusted Term SOFR Rate for the interest period, plus the Applicable Term SOFR Margin, which was reduced pursuant to the repricing referenced above to 1.50%.

The Amended Credit Agreement contains substantially the same fees, representations and warranties, guarantees, affirmative covenants, negative covenants, customary events of default and other terms and conditions as in the Borrower’s credit agreement as in effect prior to the amendment described above.

This description of the Amended Credit Agreement is a summary only, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Amended Credit Agreement, which is filed as Exhibit 10.1 to this Report.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1
Amendment No. 6 to the Credit Agreement, dated as of May 20, 2026, among Talen Energy Supply, LLC, as borrower, the subsidiary guarantors party thereto, the lenders party thereto and Citibank N.A., as administrative agent and collateral agent.

104	Cover Page Interactive Data File (cover page XBRL tags embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALEN ENERGY CORPORATION
Date:	May 21, 2026	By:	/s/ Cole Muller
		Name:	Cole Muller
		Title:	Chief Financial Officer
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